UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2023

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 6, 2023, Cuentas, Inc. (the “Company”) entered into a Securities Purchase Agreement with an institutional investor pursuant to which the Company sold an aggregate of (i) 2,123,478 shares, (ii) pre-warrants to purchase up to 1,664,401 shares and (iii) private placement warrants to purchase 3,787,879 shares for a combined purchase price of $1.32 per share (or pre-funded warrant) and private placement warrant. The pre-funded warrants were sold in lieu of shares to the investor to ensure that the investor did not own in excess of 4.99% of the Company's common stock. The net proceeds to the Company from the offering, after deducting the fees and expenses were approximately $4.3 million.

On February 3, 2023, the Company entered into a Membership Interest Purchase Agreement (MIPA) with Core Development Holdings Corporation (“Core”), a Florida corporation that holds approximately 29.3% of 4280 Lakewood Road Manager, LLC (“Lakewood Manager”), which in turn owns 86.45% of the membership interests in 4280 Lakewood Road, LLC, an affordable multi-family real estate project located in Lake Worth, Florida. Pursuant to the MIPA, Core agreed to sell 6% of its interest in the Lakewood Manager (valued at $1,195,195) to the Company for 295,282 of the Company’s shares (or 19.9% of the total number of current issued and outstanding shares of the Company as of the date of the agreement). The Company closed this transaction on or about March 9, 2023.

As a result of these two transactions and based on the Company’s estimated unaudited and non-reviewed results for the first quarter of 2023, the Company believes that its stockholders’ equity as of March 31, 2023 was at least $2.5 million.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases, and include the Company's expectations related to its stockholders’ equity as of March 31, 2023. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, including, as it relates to stockholders’ equity, that they are based on management's initial review of the Company's financial statements for the quarter ended March 31, 2023 and are subject to revision based upon the Company's quarter-end closing procedures and the completion and review of the Company's quarter-end financial statements. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described above will not be achieved. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: April 13, 2023	By:	/s/ Michael A. De Prado
Michael A. De Prado
Interim President